CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 24, 2009, relating to the statement of assets and liabilities of American Funds Money Market Fund, which appears in such Registration Statement.  We also consent to the references to us under the headings "Independent registered public accounting firm" and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
March 27, 2009